                                                                   Exhibit 10.20

CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk ("[****]") to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.

                                SUPPLY AGREEMENT

This Supply Agreement ("Agreement") is made this 24th day of November, 2005, by and between:

SOLAR GRADE SILICON LLC, 3322 Road, "N" N.E., Moses Lake, Washington 98837, USA (hereinafter referred to as "SGSIL") and

EVERGREEN SOLAR, INC., a Delaware corporation with its principal executive offices located at 138 Bartlett Street, Marlboro, Massachusetts, USA (hereinafter referred to as "CUSTOMER" ).

SGSIL and Customer are each sometimes referred to here in as a "Party" and are jointly referred to sometimes as the "Parties."

                                    RECITALS

Customer desires to purchase a supply of polycrystalline solar grade silicon from SGSIL for its own use in the production of silicon wafers for solar application, subject to the terms and conditions set forth herein.

SGSIL manufactures and sells solar grade polycrystalline silicon products and is willing to supply such products to Customer, subject to the terms and conditions set forth herein.

Now, therefore, in consideration of the foregoing, SGSIL and Customer agree as follows:

1.   DEFINITIONS

"AFFILIATE" shall have the meaning set forth in the Master Joint Venture Agreement.

"BLANKET PURCHASE ORDER" shall mean an [****] purchase order of the amount of Products Customer will order during a [****], setting forth delivery dates and quantities for such Products.

"CHANGE OF CONTROL" shall have the meaning set forth in the Master Joint Venture Agreement.

"GOVERNMENTAL AUTHORITY" shall mean any US, or German or Norwegian, federal, national, supranational, state, provincial, municipal, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

"MASTER JOINT VENTURE AGREEMENT" shall mean that certain Master Joint Venture Agreement by and between Evergreen Solar, Inc., Q-Cells AG and Renewable Energy Corporation, dated 24 November 2005.

"PRODUCTS" shall mean the solar grade polycrystalline silicon products to be sold pursuant to this Agreement as listed in Attachment 1 and described in the Specifications, as may be modified, from time to time by the Parties in a written Amendment to this Agreement, signed by both Parties.

"SHARES" shall have the meaning set forth in the Master Joint Venture Agreement.

"SPECIFICATIONS" shall mean the Product technical specifications and the other Product information listed, described or referred to in Attachment 1.

2.   PURCHASE OF PRODUCT.

2.1 SGSIL shall sell and deliver, and Customer shall purchase, the quantities of Products set forth in each Order Confirmation, based on Customer's [****] Blanket Purchase Order.

     Customer acknowledges and agrees that if it desires to purchase additional Products in excess of its then-current Blanket Purchase Order and, in any event, if in excess of the maximum quantities set forth in Section 3, any such purchase shall be subject to SGSIL having the relevant free production capacity at the time of any such excess order by Customer, and subject to the provisions of Section 8, below.

2.2 Notwithstanding the fact that Products may be ordered only pursuant to the issuance of an [****] Blanket Purchase Order, for SGSIL's planning and forecasting purposes, Customer agrees to deliver in writing to SGSIL its forecasted requirements of Products for the periods and at the times as follows:

     (i) The rolling [****] quantity forecast set forth in Attachment 2 shall be updated [****] during the Term.

     (ii) The rolling [****] quantity forecast set forth in Attachment 2 shall be updated [****] during the Term.

2.3 Contemporaneously with the execution of this Agreement, a Blanket Purchase Order for [****] in the form of Attachment 4 shall be deemed issued to SGSIL in the [****] quantity amount set forth therein (which amount shall be not less than the minimum quantity set forth in Attachment 2), and setting forth the [****] delivery dates, commencing in January, 2006, for the delivery of the [****] quantity of Products set forth therein in [****] quantities. For each subsequent [****] in the Term, Customer shall issue a Blanket Purchase Order in similar form, except the [****] quantity stated in such Blanket Purchase Order shall be delivered in [****] deliveries on the delivery dates set forth therein, by not later than [****] of the then-current [****]. In the event such an [****] Blanket Purchase Order is not timely issued hereunder for any [****] during the initial [****] Term, Customer shall be deemed to have issued a Blanket Purchase Order for the corresponding minimum [****] quantity of Products for such year set forth in Attachment 2, to be delivered in [****] shipments by SGSIL.

3.   QUANTITIES.

3.1 Subject to the minimum quantity of Products to be purchased by Customer during [****] as specified in Attachment 2, and the maximum quantities of Products to be purchased by Customer stated therein, the quantity of Products purchased by Customer under this Agreement shall be the quantities set forth in each [****] Blanket Purchase Order issued in accordance with
     Section 2.3. For subsequent years during the term of this agreement, the Parties will agree to a minimum and target amount of product to be delivered, but in no case will the minimum and target quantities be less than those listed in 2008, unless mutually agreed to by the Parties.

4.   PRODUCT PRICING & PAYMENT TERMS.

4.1 The price of the Products during the term of this Agreement will be the lesser of (i) [****] By [****] the Parties mean the [****] All prices set forth herein do not include freight, insurance, sales or value added tax, customs duties, or like charges which will be billed to Customer if SGSIL advances them.

4.2 In the event the Parties cannot agree on [****] Product pricing by [****] of the immediately preceding calendar year, then Parties shall submit the issue to binding determination of the applicable price in accordance with
     Section 4.1, and the price determined by the arbitration shall be used for the Products for such [****]. The determination shall be done by an expert on the solar energy sector, to be appointed [****] and shall follow such procedural rules as the Parties agree on with the determinator.

4.3 Customer shall pay SGSIL the full price, in U.S. dollars, of all Products purchased under this Agreement by paying SGSIL the balance, without deduction, shown on each [****] invoice issued by SGSIL pursuant to Section 5.7, by wire transfer in readily available U.S. funds, within [****] after the date of such invoice. Interest shall accrue on overdue invoices the lesser of [****] or at the maximum rate permitted by applicable law. If Customer fails to timely pay an invoice, SGSIL may, in its sole and absolute discretion, demand the balance owed on such invoice including accrued interest, and/or may stop future deliveries of Products to Customer until Customer pays such delinquent invoice. In addition, in the event of a dispute regarding payment of amounts due hereunder, the losing Party shall pay the prevailing Party's reasonable costs and expenses in such collection or defense as the case may be, including reasonable attorneys' fees, costs of expert witnesses, costs of translators and any other collection cost or cost of suit, whether or not an action or proceeding is commenced or concluded.

5.   DELIVERY; INVOICING.

5.1 Products will be purchased by Customer through the issuance of [****] Blanket Purchase Orders and any additional Products in excess of the quantities stated in such Blanket Purchase Orders will be purchased by Customer at the then-current pricing in effect at the time of such purchase order, through the issuance by Customer of a separate purchase order, which additional purchase order shall not be effective until the quantity and requested delivery date(s) set forth in such additional purchase order are accepted and confirmed in writing by SGSIL.

5.2 All Products to be purchased hereunder, whether pursuant to a Blanket Purchase Order or an additional purchase order, shall be delivered FCA from SGSIL's Washington Distribution Facility in Kent, Washington, USA, (the "Washington Distribution Facility") to Customer's facility at the location specified by Customer in writing, together with the correct documentation and adequate packing and labeling as set forth in Attachment 1.

5.3 In accordance with Section 2.3, the initial delivery of Products to be shipped to Customer pursuant to this Agreement shall be in January, 2006 Product quantity amount set forth in Customer's [****] Blanket Purchase Order.

5.4 The Products shall be deemed delivered by SGSIL to Customer under the then-current Blanket Purchase Order when transferred to Customer's chosen carrier at SGSIL's Washington Distribution Facility in Kent, Washington, or such other shipping point in the United States of America designated in writing by SGSIL. Upon any such delivery of Products to Customer, Customer shall have purchased that quantity of Products and shall be obligated to pay SGSIL for such Products unless rejected as not conforming to the Product Specifications and returned by Customer within [****] of Customer's receipt of the Products.

5.5 Title and risk of loss to the Products shall pass to Customer when SGSIL delivers the Products to Customer at the Washington Distribution Facility in accordance with the terms set forth in Section 5.4.

5.6 Any [****] order of Products pursuant to the then-current Blanket Purchase Order or any additional order of Products during a [****] in excess of the amounts stated therein may be confirmed or issued by Customer, as the case may be, on Customer's usual order acknowledgment form or purchase order; provided, however, the provisions of this Agreement shall govern and supersede all inconsistent, different, or additional terms, conditions, and instructions contained in Customer's order acknowledgment or purchase order form or in any other Customer transactional documentation provided by Customer to SGSIL after the effective date of this Agreement.

5.7 Upon SGSIL's shipment of any order under this Agreement, whether a [****] delivery under a Blanket Purchase Order or an additional delivery pursuant to a separate purchase order, SGSIL shall in writing, sent electronically or by facsimile transmission, invoice Customer for such order. All invoices issued by SGSIL hereunder shall list the date of each shipment, the quantity and type of Products shipped to Customer, the unit and extended prices of all Products shipped and the total price owed by Customer for such shipment. Upon Customer's receipt of SGSIL's invoice, Customer is obligated to pay the amount set forth therein in accordance with Section 4.3.

5.8 SGSIL shall exercise its commercially reasonable efforts to manufacture and deliver from SGSIL's Washington Distribution Facility the Products ordered by Customer under this Agreement, on or before the delivery date or dates set forth in SGSIL's Blanket Purchase Order or additional purchase order confirmation. Any such additional purchase order shall be confirmed by SGSIL electronically or by facsimile transmission within [****] of SGSIL's receipt of any such additional purchase order. However, without prejudice to SGSIL's obligation to exercise its [****] efforts to deliver the Products to Customer on any date of delivery given by SGSIL to Customer, whether pursuant to an [****] Blanket Purchase Order or a separate additional purchase order, SGSIL shall immediately inform Customer in writing if any delay is foreseen.

6.   WARRANTY AND LIMITATION OF LIABILITY.

6.1 LIMITED WARRANTY. SGSIL warrants that, for [****] from the date of delivery, the Products will conform to SGSIL's published product description set forth in the Specifications. If Customer timely notifies SGSIL in writing of a nonconformity, upon verification of the nonconformity, SGSIL, in its sole discretion, shall provide Customer with one of the following remedies: (i) replacement of the Products that SGSIL verifies do not conform to this warranty; (ii) retreatment of the Products to bring them into conformity with this warranty; or (iii) issuance of a credit to Customer's account to reflect the decrease in value of the Products resulting from the non-conformance with this warranty. The election of remedies provided in this section shall be SGSIL's exclusive obligation with respect to remedying any warranty claims for Products and Customer's sole and exclusive remedy for all claims of defects. If the remedy chosen by SGSIL in its sole discretion hereunder is adjudicated to be insufficient, including, without limitation, any finding of failure of essential purpose, SGSIL shall be entitled to the alternative remedy of refunding the price paid by Customer for such defective Products and SGSIL shall have no other liability to Customer for breach of this limited warranty. No Products furnished by SGSIL shall be covered by this warranty if the claimed defect is due to Customer's failure to properly store, maintain, or use the Products in accordance with good industry practices or specific recommendations or instructions of SGSIL. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, ARE DISCLAIMED.

6.2  The warranties set forth in Section 6.1 do not extend to any Product that:
     (i) has been subjected to misuse, neglect or abuse not caused by SGSIL,
     (ii) has a defect caused by having been modified or altered by a party other than SGSIL, (iii) has a defect caused by a combination with another product not supplied or specified by SGSIL, or (iv) has been used in violation of the Specifications and/or other approved written instructions furnished to Customer by SGSIL prior to the delivery of the Product.

6.3 Customer shall ship a claimed defective Product to SGSIL's designated repair location FCA, Customer's location, freight collect. Within [****] after receipt of a defective Product, SGSIL shall ship the retreated or replacement Product, at SGSIL's expense to Customer's designated location (freight prepaid, DDU, Customer's destination). If SGSIL determines that the Product is not defective and conforms to the Specifications, SGSIL shall ship the non-defective Product to Customer at Customer's expense, FCA, SGSIL's designated repair location, freight collect, and Customer shall refund all freight, shipping, insurance, customs, duties and other charges previously paid by SGSIL in connection with Customer's return of the Product. Customer shall include the following information with the return of the claimed defective Product: (i) Customer's name and complete address, (ii) name(s) and telephone number(s) of Customer's designated contact if there are questions regarding the claimed defective Product,
     (iii) the "ship-to" address for the retreated or replacement Product, (iv) complete list of all claimed defective Product being returned, and (v) nature of each Product's claimed defect or failure.

6.4 LIMITATION OF LIABILITY. In no event shall SGSIL's liability for damages in relation to any Products sold to Customer pursuant to this Agreement exceed the purchase price paid by Customer for the goods directly having caused those damages. In no event shall SGSIL be liable for consequential, incidental, special, punitive or exemplary damages. Customer acknowledges and agrees that these limitations are reasonable and that such limitations have been specifically bargained for between the Parties.

7.   CONFIDENTIALITY.

7.1 "Confidential Information" means any information: (i) disclosed by one Party (the "Disclosing Party") to any other Party (the "Receiving Party"), which, if in written, graphic, machine-readable or other tangible form is marked as "Confidential" or "Proprietary", or which, if disclosed orally or by demonstration, is identified at the time of initial disclosure as confidential and reduced to writing and marked "Confidential" within [****] of such disclosure; or (ii) which is otherwise referred to as Confidential Information under this Agreement or any License Agreement.

7.2 Notwithstanding Section 7.1 above, Confidential Information shall exclude information that: (i) was independently developed by the Receiving Party without using any of the Disclosing Party's Confidential Information; (ii) becomes known to the Receiving Party, without restriction, from a source other than the Disclosing Party that had a right to disclose it; (iii) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the Receiving Party; or (iv) was rightfully known to the Receiving Party, without restriction, at the time of disclosure.

7.3 The Receiving Party shall treat as confidential all of the Disclosing Party's Confidential Information and shall not use such Confidential Information except as expressly permitted under this Agreement. Without limiting the foregoing, the Receiving Party shall use at least the same degree of care that it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care, to prevent the disclosure of the Disclosing Party's Confidential Information, subject to Section 7.4 below.

7.4 Notwithstanding anything herein to the contrary, a Receiving Party has the right to disclose Confidential Information without the prior written consent of the Disclosing Party: (i) as required by any court or other Governmental Authority, or any stock exchange where a Party's shares are listed; (ii) as otherwise required by law, or (iii) as advisable or required in connection with any government or regulatory filings. If a Receiving Party believes that it will be compelled by a court or other authority to disclose Confidential Information of the Disclosing Party, it shall give the Disclosing Party prompt written notice so that the Disclosing Party may take steps to oppose such disclosure.

8.   CAPACITY.

     In the event SGSIL from time to time experiences limited delivery capacity as a result of Force Majeure (as defined in Section 9) or as a result of demand for Products by Customer in excess of the maximum quantity amounts set out in Section 3 and Attachment 2 (a "Limited Capacity Period"), SGSIL shall use its [****] efforts to allocate delivery of Products to Customer and SGSIL's other customers in proportion to Customer's and other customers' relative orders for forecasted amounts of Products and their orders for Products in excess of forecasted amounts. Notwithstanding anything to the contrary in this Agreement, Customer agrees that such [****] efforts by SGSIL shall constitute adequate performance of SGSIL's obligations under this Agreement during a Limited Capacity Period.

9.   FORCE MAJEURE.

9.1 Neither party shall be considered in default in the performance of its obligations hereunder to the extent that the performance of these obligations is prevented or delayed by Force Majeure. The term "Force Majeure" is hereby defined as the following: acts of God; plant accidents; strikes; lockouts or other similar industrial disturbances; acts of public enemies; orders or restraints of any kind from any Governmental Authority (except when such governmental action results from a Party's failure or refusal to comply with any applicable law, rule or regulation); acts of terrorism; war, insurrection or riots; earthquakes, fires, storms or other natural disasters.

9.2 In case of Force Majeure according to Section 9.1 either party shall promptly notify the other party and shall use its [****] efforts to minimize the consequences.

9.3 For the duration and to the extent of Force Majeure, the Parties will be released from their obligations under this Agreement. The Term shall be extended for an amount of time equal to the period during which the Parties were released from their obligations under this Agreement.

10.  SUSPENSION OF PERFORMANCE - TERMINATION.

10.1 This Agreement may terminate in the event that the parties mutually agree in writing to terminate this Agreement (subject to the Master Joint Venture Agreement).

     Either Party may suspend its performance under this Agreement for a material breach or default of any of the terms, conditions or covenants of this Agreement by the other, provided that such suspension of performance may be made only following written notice of such breach with reference to this Section 10.1 and the expiration of a [****] period during which period the other party has failed to cure such breach after such notice. Such suspension of performance shall not affect any delivery under a Blanket Purchase Order for a delivery date that is prior to the date of suspension of performance or an additional purchase order accepted by SGSIL prior to the date of suspension of performance. The suspension of performance shall not prejudice the rights or liabilities of the Parties with respect to Product sold, or any indebtedness then owing by either party to the other.

     No single instance of suspension of performance may exceed [****], nor must performance be suspended by one Party more than [****] in any [****] period under the Agreement. Should an event occur, that might otherwise give a Party the right to suspend performance had it not already done so [****] in the last [****], the Party may instead elect to terminate the Agreement according to the rules of article 10.2 to the extent these are applicable.

10.2 Either Party may terminate this Agreement, effective immediately, without liability for said termination, upon written notice to the other Party, if any of the following events occur:

     (i) The other files a voluntary petition in bankruptcy or is adjudged bankrupt;

     (ii) A court assumes jurisdiction of the assets of the other under a federal reorganization act;

     (iii) A trustee or receiver is appointed by a court for all or a substantial portion of the assets of the other;

     (iv) The other becomes insolvent or suspends its business;

     (v) The other makes an assignment of its assets for the benefit of its creditors, except as required in the ordinary course of business; or

     Notwithstanding the generality of the foregoing, the Parties agree that in the event of a termination by SGSIL pursuant to this Section 10.2, such termination shall also automatically terminate the then-current Blanket Purchase Order, and any deliveries thereunder, and any additional purchase orders received from Customer, and SGSIL shall have no obligation to deliver Products pursuant to any such terminated Blanket Purchase Order or additional purchase order.

11.  MISCELLANEOUS.

11.1 Other than as expressly otherwise provided herein, this Agreement shall not be assignable or otherwise transferable by any Party hereto without the prior written consent of all the other parties hereto, and any purported assignment or other transfer without such consent shall be void and unenforceable; provided, however, that any Party may assign this Agreement:

     (a) to any of its Affiliates so long as it will be made at the same time as a transfer of its Shares to such Affiliate specifically permitted by the Master Joint Venture Agreement;

     (b) in connection with the sale by a Party of all of the Shares beneficially owned by such Party as specifically provided by the Master Joint Venture Agreement, including by way of the Change of Control of such Party.

     (c) For the avoidance of doubt, neither Party shall be obligated to obtain the consent of the other Party (under this Section 11.1) solely by virtue of a Change of Control of such Party.

11.2 In the event any provision of this Agreement shall be declared unenforceable or invalid by a legal authority having jurisdiction over the Agreement and the Parties, the validity of the remaining provisions shall not in any way be affected or impaired thereby. The Parties shall in good faith work together toward replacing the ineffective or invalid provisions with valid provisions, which fulfill the economic purpose of the ineffective or invalid provision.

11.3 Any amendment, addition, deletion, alteration or change of this Agreement shall only be valid if in writing and executed by each of the Parties. The following listed documents shall be the only documents attached to this Supply Agreement:

     [ ]  Attachment 1 - Specifications

     [ ] Attachment 2 - Supply Forecasts, Minimum and Maximum [****] Quantities, Pricing and Product Mix

     [ ]  Attachment 3 - Addresses and Contact Persons

     [ ]  Attachment 4 - Blanket Purchase Order

11.4 This Agreement shall be null and void, and SGIL shall have no obligations whatsoever hereunder, unless the parties thereto sign and execute the Master Joint Venture Agreement, on the date indicated, in such a way as to give it full legal effect under German law, including, but not limited to, notarising it. Furthermore, no obligations shall be binding for SGIL until such a time as the initial share transfer regulated by the Master Joint Venture Agreement article 2.2 (a) and (b) have been completed according to the further regulation of the Master Joint Venture Agreement article 2.2
     (d).

12.  TERM.

     Except as otherwise extended pursuant to a force majeure under Section 9.3, or earlier terminated pursuant to Section 4.2 or Section 10, this Agreement will be effective on the date executed by both of the Parties and will endure for an initial period of seven (7) years and, thereafter, shall be automatically extended for consecutive periods of one year, unless either Party provides to the other Party written notice of its intent to terminate this Agreement as of the next occurring expiration date, which notice shall be given not less than [****] prior to such expiration date. The initial seven (7) year term of this Agreement, and any extensions thereof pursuant to this Section 12 shall be referred to herein as the "Term."

13.  APPLICABLE LAW.

     The law applicable to this Agreement is set forth in Section 16.

14.  NOTICES.

     All notices called for under this Agreement shall be in writing. Notice shall be deemed effective if sent registered mail to the address listed in Attachment 3 or to such other address as either party may, from time to time, by written notice provide to the other Party. Notice shall also be effective if actually received by any method that produces a hard copy record, including facsimile transmissions and e-mail with confirmation of receipt.

15.  GOVERNING LANGUAGE.

     The parties hereby confirm that they have agreed that all written documents between them shall be prepared in the English language only and such language shall be the governing language.

16.  DISPUTE RESOLUTION.

     All disputes arising in connection with this Agreement or its validity or any agreement provided herein which cannot be resolved by mutual agreement of the Parties shall be finally settled in accordance with the Arbitration Rules of the American Arbitration Association (AAA) without recourse to the ordinary courts of law. The place of arbitration is New York, New York. The arbitral tribunal consists of three arbitrators. The law of the State of New York is applicable to the dispute. The language of the arbitral proceedings is English.

17.  PATENT INDEMNITY.

     SGSIL warrants that the sale or use of the Products does not infringe or misappropriate any third party's patents, trademarks, trade secrets or other proprietary rights (collectively, "PROPRIETARY RIGHTS"). SGSIL will hold Customer harmless from all costs, losses, damages and liability which may be awarded against Customer on account of the infringement of such third party's Proprietary Rights by the Products, provided SGSIL is given prompt notice by Customer of any pending or threatened infringement claim and is allowed to control the defense and settlement of any such claim. SGSIL shall have the right to settle any such infringement claim on the terms and conditions it deems advisable. SGSIL shall not be liable for any infringement claims or costs or damages incurred as a result of any suit or proceeding based upon a claim that: (i) the infringement was caused by a combination of the PRODUCT with another product not supplied by SGSIL or which other product was specified by Customer and not otherwise provided by SGSIL, where the Product otherwise does not infringe or (ii) if the PRODUCT was modified after delivery to Customer, where the unmodified Product does not infringe.

18.  COMPLIANCE WITH FOREIGN LAWS.

     Customer shall obtain all licenses, permits and approvals required by any United States law or regulation with respect to the export of the Products to Customer's facility outside the United States under this Agreement. Subject to Section 19, Customer agrees that, after the Products arrive at Customer's facility, Customer will not re-export the Products except in compliance with United States export laws and regulations. Customer shall be responsible for formal compliance with those export laws and regulations. In addition, Customer expressly assumes responsibility for determining the need for and obtaining import licenses, currency exchange approvals and any other governmental approvals that may be necessary to permit the import of the Products into Germany. Customer is responsible for full compliance with all applicable laws or regulations in countries other than the United States concerning the export, sales or use of the Customer products incorporating the Products sold hereunder. Customer will indemnify and hold SGSIL harmless from any costs, liabilities or damages that result from any failure by Customer to comply with such laws.

19.  USE OF PRODUCTS.

     Customer agrees that the Products sold and delivered to Customer hereunder are to be used solely for use in Customer's own photovoltaic products and are not to be resold or used by Customer for any other purpose or in any other manner whatsoever.

20.  QUESTIONABLE PAYMENTS.

     Customer shall at all times comply, and shall cause its directors, officers, employees and agents to abide by and comply, in all respects, with the United States Foreign Corrupt Practices Act (15 U.S.C.
     Sections 78dd-1, 78dd 2, 78dd-3 and 78m, as amended) and all United States governmental agency regulations applying or interpreting said Act and, to the extent applicable in any non-U.S. jurisdiction, with the Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (Dec. 18, 1997, 37 I.L.M 1 (1998), and/or the European Union Convention on the Fight Against Corruption Involving Officials of the European Communities or Officials of the Member States of the European Union (O.J. No. C195, 25.06.1997, May 26, 1997), or any similar treaty, convention, law or regulation applicable in the jurisdiction in question.

IN WITNESS WHEREOF, SGSIL and Customer have caused this Agreement to be executed by their duly authorized officer or representative, as of the date and year set forth below.

SOLAR GRADE SILICON LLC                 EVERGREEN SOLAR, INC


BY:                                     BY:
    ---------------------------------       ------------------------------------
PRINT NAME:                             PRINT NAME:
            -------------------------               ----------------------------
ITS:                                    ITS:
     --------------------------------        -----------------------------------
DATE:                                   DATE:
      -------------------------------         ----------------------------------

ATTACHMENT 1 - SPECIFICATIONS

                 TO SUPPLY AGREEMENT BETWEEN SGSIL AND CUSTOMER

See attached Specifications of each Product listed below, as previously sent to Customer electronically in PDF Format, and as hereafter amended, from time to time, by mutual agreement of the Parties in accordance with the Agreement:

PRODUCTS:

Either:

     [****]

           ATTACHMENT 2 - SUPPLY FORECASTS, MINIMUM AND MAXIMUM [****]
                       QUANTITIES, PRICING AND PRODUCT MIX
                 TO SUPPLY AGREEMENT BETWEEN SGSIL AND CUSTOMER

[****]

                  ATTACHMENT 3 - ADDRESSES AND CONTACT PERSONS
                 TO SUPPLY AGREEMENT BETWEEN SGSIL AND CUSTOMER

              SGSIL                             CUSTOMER
              -----                             --------
CONTRACT HOLDER:                    CONTRACT HOLDER:
Goran Bye, CEO                      Shall be as provided by Customer
Solar Grade Silicon LLC             in writing.
3322 Road, "N" N.E.,
Moses Lake, Washington 98837, USA

CONTRACT MANAGER:                   CONTRACT MANAGER:
Kurt Levens, Director of Sales &    Leo Oei
Marketing

CONTRACT ADMINISTRATOR:             CONTRACT ADMINISTRATOR:
Ms. Sharon Palmerton                Richard Chleboski

                      ATTACHMENT 4 - BLANKET PURCHASE ORDER


                                      -14-